UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

AMAZE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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Amaze Holdings, Inc.

150 Paularino Avenue, Suite D-200

Costa Mesa, CA 92626

(855) 766-9463

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

You are not being asked to approve anything. This Information Statement is being provided to you solely for your information.

Dear Amaze Holdings, Inc. Stockholders:

This Information Statement is being furnished to the holders of common stock, par value $0.001 per share, of Amaze Holdings, Inc., a Nevada corporation (the “Company,” “we,” “our” or “us”) in accordance with Section 14(c) of the Securities Exchange Act of 1934 (the “Exchange Act”), and Schedule 14C promulgated thereunder. This Information Statement relates to the approval of the actions described below, which were authorized by the unanimous written consent of the Board of Directors of Amaze Holdings, Inc. (the “Board”) and by written consent of a majority of the voting power of the Company’s issued and outstanding capital stock, in lieu of a meeting of the stockholders. The actions approved grant the Board discretionary authority, without further stockholder approval, to file Certificates of Amendment to the Company’s Articles of Incorporation (the “Amendments”) to (i) effect an increase in the number of authorized shares of our common stock from 93,750,000 to 4,000,000,000 (the “Authorized Share Increase”) and (ii) effect one or more reverse stock splits of the issued and outstanding shares of the Company’s common stock, each at a ratio in the range of 1-for-2 to 1-for-500, provided that the combined ratio of all such reverse stock splits shall not exceed 1-for-500 in the aggregate, with such ratio or ratios and implementation and timing of each reverse stock split to be determined in the discretion of the Board of Directors (the “Reverse Stock Split”). The Company shall file the Amendments with the Nevada Secretary of State.

On October 12, 2026, the Board approved the Authorized Share Increase and the Reverse Stock Split. In addition, on October 12, 2026, the holder of 51% of the Company’s voting power (the “Majority Stockholder”) executed a written consent, in lieu of a meeting of stockholders, approving the Authorized Share Increase and the Reverse Stock Split (the “Majority Stockholder Written Consent”). The Majority Stockholder Written Consent constitutes the only stockholder approval required for the Authorized Share Increase and the Reverse Stock Split under the Nevada Revised Statutes (“NRS”). As a result, no further action by any other stockholder is required to approve the Authorized Share Increase and the Reverse Stock Split and we have not and will not be soliciting your approval of the Authorized Share Increase and the Reverse Stock Split. Notwithstanding the foregoing, the holders of our common stock of record at the close of business on October 14, 2026 (the “Record Date”), are entitled to notice of the Majority Stockholder Written Consent.

In accordance with Rule 14c-2 promulgated under the Exchange Act, the Authorized Share Increase and the Reverse Stock Split will become effective no sooner than 20 calendar days after we mail this Definitive Information Statement to our stockholders.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter which is described herein. We are not asking you for a consent or proxy and you are requested not to send us a consent or proxy.

This notice and the accompanying Information Statement are being mailed to the holders of our securities as of the Record Date on or about October 26, 2026. This notice and the accompanying Information Statement shall constitute notice to you of the actions taken by the Majority Stockholder Written Consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

By Order of the Board of Directors,

Dated: October 26, 2026	/s/ Joel Krutz
Joel Krutz
Interim Chief Executive Officer and Chief Financial Officer

Amaze Holdings, Inc.

150 Paularino Ave., Suite D-200

Costa Mesa, CA 92626

(855) 766-9463

INFORMATION STATEMENT

October 26, 2026

GENERAL INFORMATION

Why am I receiving these materials?

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is furnished, pursuant to Section 14(c) of the Exchange Act, to the stockholders of record as of the Record Date of the Company’s common stock for the purpose of informing our stockholders of actions we are taking pursuant to the Majority Stockholder Written Consent and the unanimous written consent executed by the Board (i) approving the increase in the number of authorized shares of our common stock from 93,750,000 to 4,000,000,000 and (ii) effectuating one or more reverse stock splits of the issued and outstanding shares of the Company’s common stock, each at a ratio in the range of 1-for-2 to 1-for-500, provided that the combined ratio of all such reverse stock splits shall not exceed 1-for-500 in the aggregate, with such ratio or ratios and implementation and timing of each reverse stock split to be determined in the discretion of the Board of Directors. Effective October 12, 2026, the Board approved the Authorized Share Increase and the Reverse Stock Split, subject to stockholder approval, which the Board received on October 12, 2026. Your consent is not required and is not being solicited in connection with the approval of the Authorized Share Increase and the Reverse Stock Split.

You are urged to read this Information Statement carefully and in its entirety for a description of the Authorized Share Increase and the Reverse Stock Split. The date of this Information Statement is October 26, 2026 and it is first being mailed on or about October 26, 2026.

What action was taken by written consent?

We obtained written consent from the Majority Stockholder approving the Amendments to effectuate the Authorized Share Increase and the Reverse Stock Split.

When is the record date?

The close of business on October 14, 2026 is the record date for the determination of stockholders entitled to consent and entitled to receive this Information Statement.

What vote was obtained to approve the Authorized Share Increase and the Reverse Stock Split described in this Information Statement?

Section 78.320 of the NRS provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Section 78.315 of the NRS provides that any action required or permitted to be taken may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action.

On October 12, 2026, the Board adopted the resolution approving the Authorized Share Increase and the Reverse Stock Split. On October 12, 2026, the Company obtained stockholder approval of the Authorized Share Increase and the Reverse Stock Split through the Majority Stockholder Written Consent.

On the Record Date there were 36,137,566 shares of the Company’s common stock, and 1 share of Series X Preferred Stock outstanding, which is held by Joel Krutz, the Company’s Interim Chief Executive Officer and Chief Financial Officer. As of the Record Date, the Majority Stockholder had the voting power to vote a majority of the outstanding voting power of the Company.

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The Series X Preferred Stock has the right to vote solely on proposals to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock to not more than 4,000,000,000 shares and to effectuate one or more reverse stock splits of the common stock, each at a ratio of not less than 1-for-2 and not more than 1-for-500, provided that the combined ratio of all such reverse stock splits shall not exceed 1-for-500 in the aggregate (collectively, the “Capitalization Amendment Proposals”), voting together with the common stock as one class. With respect to the Capitalization Amendment Proposals, the Series X Preferred Stock has voting power equal to 51% of the number of votes eligible to vote at any stockholder meeting or by written consent. The Series X Preferred Stock has no other voting rights, no liquidation rights, is not convertible into common stock or any other security, has no dividend rights, and has no preemptive rights. The Series X Preferred Stock will be automatically cancelled upon the one-year anniversary of the filing of the Certificate of Designation of the Series X Preferred Stock with the Nevada Secretary of State.

When will the Authorized Share Increase become effective?

In accordance with Rule 14c-2 promulgated under the Exchange Act, the Authorized Share Increase will become effective no sooner than 20 calendar days after we mail the Definitive Information Statement to our stockholders.

Who is paying the cost of this Information Statement?

The entire cost of furnishing this Information Statement will be paid by the Company.

Does any person have an interest in the adoption of the Authorized Share Increase?

No security holders receive an extra or special benefit not shared on a pro-rata basis by all other holders of the same class.

Do stockholders have dissenters’ or appraisal rights?

Holders of our common stock will not be entitled to dissenters’ rights or appraisal rights concerning the Authorized Share Increase and the Reverse Stock Split.

AMENDMENTS TO THE COMPANY’S ARTICLES OF INCORPORATION TO

EFFECTUATE THE AUTHORIZED SHARE INCREASE AND THE REVERSE STOCK SPLIT

Overview

The Board and the Majority Stockholder have approved amendments to the Company’s Articles of Incorporation for the Authorized Share Increase and the Reverse Stock Split. The Authorized Share Increase amendment increases the number of authorized shares of the Company’s common stock from 93,750,000 to 4,000,000,000 and the Reverse Stock Split will reduce the number of issued and outstanding shares of the Company’s common stock through one or more reverse stock splits, each at a ratio in the range of 1-for-2 to 1-for-500, provided that the combined ratio of all such reverse stock splits shall not exceed 1-for-500 in the aggregate, with such ratio or ratios and implementation and timing of each reverse stock split to be determined in the discretion of the Board of Directors. The increase in authorized shares provides the Company with greater flexibility to issue additional shares for purposes such as raising capital and other corporate needs. However, it may result in dilution for existing stockholders if new shares are issued unless those stockholders acquire additional shares.

The proposed Amendments to effectuate the Authorized Share Increase and the Reverse Stock Split are attached to this Information Statement as Appendix A and Appendix B, respectively. If the Board determines to effect more than one reverse stock split, the Company will file a separate Certificate of Amendment substantially in the form of Appendix B for each such reverse stock split.

Purpose and Effect

As of the Record Date, the Company has 36,137,566 shares of common stock issued and outstanding. The Company requires additional shares for general corporate purposes, including, but not limited to, stock dividends and splits, raising capital, issuing shares under employee stock option plans, or potential future transactions. To address potential limitations, the Company is increasing the number of authorized shares. This adjustment aims to provide flexibility needed for the aforementioned corporate purposes. The Board believes that the Authorized Share Increase will better position the Company to meet its future needs and respond swiftly to business opportunities. These changes will also support general corporate purposes.

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In addition, the Board believes that the Reverse Stock Split is advisable and in the best interests of the Company and its stockholders because it is expected to result in a higher per-share price of the Company’s common stock, which the Board believes may improve the marketability and value of the common stock for existing and prospective stockholders. The Company’s common stock was delisted from NYSE American and is currently quoted on the OTC Pink Limited Market. The Company intends to apply for quotation on the OTCQB Venture Market, and the Board believes that the Reverse Stock Split may better position the Company to satisfy the requirements for quotation on the OTCQB Venture Market. The Reverse Stock Split is also intended to create a more manageable capital structure that may facilitate potential future financing transactions. The Board cannot predict, however, the effect of the Reverse Stock Split upon any future market price of the common stock, and there can be no assurance that the Reverse Stock Split will result in a proportionate increase in the per-share price of the common stock outstanding or that such price, if achieved, will be sustained for any period of time.

On October 12, 2026, the Board unanimously approved and recommended the Authorized Share Increase and the Reverse Stock Split for approval by the Majority Stockholder. On October 12, 2026, the Majority Stockholder approved the Authorized Share Increase and the Reverse Stock Split via written consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, based on amounts outstanding as of the Record Date, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned.

The percentage of beneficial ownership shown in the table is based on 36,137,566 shares of common stock, 1,400 shares of Series B Preferred Stock, 5,350 shares of Series C Preferred Stock and 1 share of Series X Preferred Stock outstanding as of the Record Date.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Amaze Holdings, Inc., 150 Paularino Avenue, Suite D-200, Costa Mesa, CA 92626.

	Common Stock
Name of Beneficial Owner	Number of Shares	Percent
Executive Officers and Directors
Joel Krutz (1)	—	—
Aaron Day (2)	340	*
Rick Nechio (3)	55	*
Ezra Rosensaft (4)	—	—
Eric Doan	8,987	*
Michael Pruitt	8,987	*
David Yacullo	8,987	*
Peter Deutschman	16,518	*
Amrapali Gan	8,823	*
Sandra Hawkins	8,823	*
Directors and executive officers as a group (10 people)	61,520	*

* Less than 1%

(1) Mr. Krutz is the holder of 1 share of Series X Preferred Stock and does not own any shares of the Company’s common stock. The Series X Preferred Stock has voting power equal to 51% of the number of votes eligible to vote solely with respect to the Capitalization Amendment Proposals described in this Information Statement. The Series X Preferred Stock will be automatically cancelled upon the one-year anniversary of the filing of the Certificate of Designation of the Series X Preferred Stock with the Nevada Secretary of State.

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(2) Mr. Day served as Chief Executive Officer of the Company until July 31, 2026 and served as a member of the Board until August 14, 2026. Includes 340 shares of common stock held by the Day Family Trust dated August 20, 2020, of which Aaron E. Day and Elizabeth B. Day serve as trustees.

(3) Mr. Nechio served as President and Head of Sales of the Company until August 4, 2025.

(4) Mr. Rosensaft served as Chief Financial Officer of the Company until May 16, 2025.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be accessed at www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If you and one or more stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may call the Company at (855) 766-9463 or mail a request to receive separate copies to Amaze Holdings, Inc., 150 Paularino Avenue, Suite D-200, Costa Mesa, CA 92626, Attention: Corporate Secretary, and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement, which describes the purpose and effect of the above actions. Your consent to the above actions is not required and is not being solicited. This Information Statement is intended to provide our stockholders with the information required by the rules and regulations under the Exchange Act.

October 26, 2026
By Order of the Board of Directors

Name: Joel Krutz
Interim Chief Executive Officer and Chief Financial Officer

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Appendix A

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF

INCORPORATION OF AMAZE HOLDINGS, INC.

Amaze Holdings, Inc. (the “Corporation”), a corporation organized and existing under the Revised Statutes of the State of Nevada (the “Nevada Revised Statutes”), hereby certifies as follows:

1. Pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, the amendment herein has been duly approved by the Board of Directors and the holders of a majority of the outstanding voting power of the Corporation.

2. Article FOURTH of the Articles of Incorporation, as amended, is hereby amended to increase the number of authorized shares of common stock as follows:

4,000,000,000 shares of common stock, $0.001 par value.

3. This Certificate of Amendment to the Articles of Incorporation was duly adopted and approved by the Board of Directors and stockholders of the Corporation on the ___th day of October 2026 in accordance with Sections 78.385 and 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Articles of Incorporation as of the ___ day of _______ 2026.

/s/ Joel Krutz
Name: Joel Krutz
Interim Chief Executive Officer and Chief Financial Officer

Appendix B

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF

INCORPORATION OF AMAZE HOLDINGS, INC.

Amaze Holdings, Inc. (the “Corporation”), a corporation organized and existing under the Revised Statutes of the State of Nevada (the “Nevada Revised Statutes”), hereby certifies as follows:

1. Pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, the amendment herein has been duly approved by the Board of Directors and the holders of a majority of the outstanding voting power of the Corporation.

2. Article FOURTH of the Articles of Incorporation, as amended, is hereby amended to add the following paragraph:

“At _______, Eastern Time, on __________, 2026 (the “Effective Time”), each [__] (__) shares of common stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. To the extent that any stockholder shall be deemed after the Effective Time as a result of this Certificate of Amendment to own a fractional share of common stock, such fractional share resulting from the Reverse Stock Split shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall, automatically and without the necessity of presenting the same for exchange, thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

3. This Certificate of Amendment to the Articles of Incorporation was duly adopted and approved by the Board of Directors and stockholders of the Corporation on the __th day of October 2026 in accordance with Sections 78.385 and 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Articles of Incorporation as of the ___ day of _________ 2026.

/s/ Joel Krutz
Name: Joel Krutz
Interim Chief Executive Officer and Chief Financial Officer